                                                            EXHIBIT NO. 99.10(a)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 23 to Registration No. 33-37972 on Form N-1A of our reports dated December 12, 2003 on the financial statements and financial highlights of MFS(R) Strategic Income Fund and MFS(R) Tax Managed Equity Fund, each a series of MFS(R) Series Trust VIII, included in each fund's 2003 Annual Report to Shareholders.

ERNST & YOUNG LLP
-----------------
Ernst & Young LLP

Boston, Massachusetts
February 23, 2004